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                                                                      EXHIBIT 21

                             PRINCIPAL SUBSIDIARIES

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                                                                                  Jurisdiction in Which
Name of Subsidiary                                                              Organized or Incorporated
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
Consolidated Subsidiaries
Kennametal Hertel Argentina S.A.                                                    Argentina
Kennametal Australia Pty. Ltd.                                                      Australia
Kennametal Foreign Sales Corporation                                                Barbados
Kennametal Hertel do Brasil Ltda.                                                   Brazil
Kennametal Ltd.                                                                     Canada
Kennametal Hertel Chile Ltda.                                                       Chile
Kennametal (China) Limited                                                          China
Kennametal Hardpoint (Shanghai) Ltd.                                                China
Kennametal (Shanghai) Ltd.                                                          China
Shanxi-Kennametal Mining Cutting Systems
     Manufacturing Company Limited                                                  China
Xuzhou-Kennametal Mining Cutting Systems
     Manufacturing Company Limited                                                  China
Kennametal Hertel AG                                                                Germany
Kennametal Hardpoint H.K. Ltd.                                                      Hong Kong
Kennametal Hertel Japan Ltd.                                                        Japan
Kennametal Hertel (Malaysia) Sdn. Bhd.                                              Malaysia
Kennametal de Mexico, S.A. de C.V.                                                  Mexico
Kennametal/Becker-Warkop Ltd.                                                       Poland
Kennametal Hertel (Singapore) Pte. Ltd.                                             Singapore
Kennametal South Africa (Proprietary) Limited                                       South Africa
Kennametal Hertel Korea Ltd.                                                        South Korea
Kennametal Hardpoint (Taiwan) Inc.                                                  Taiwan
Kennametal Hertel Co., Ltd.                                                         Thailand
Circle Machine Company                                                              California, United States
Kennametal Financing II                                                             California, United States
Kennametal PC Inc.                                                                  California, United States
Kennametal TC Inc.                                                                  California, United States
Greenfield Industries, Inc.                                                         Delaware, United States
Kennametal Receivables Corporation                                                  Delaware, United States
Adaptive Technologies Corp.                                                         Michigan, United States
JLK Direct Distribution Inc.                                                        Pennsylvania, United States

Consolidated Subsidiaries of JLK Direct Distribution Inc.
J&L America, Inc.                                                                   Michigan, United States

Consolidated Subsidiaries of J&L America, Inc.
J & L Industrial Supply Limited                                                     Canada
J & L Industrial Supply UK (branch)                                                 England
J & L Werkzeuge und Industriebedarf G.m.b.H.                                        Germany
GRS Industrial Supply Company                                                       Michigan, United States
Strong Tool Co.                                                                     Ohio, United States
Production Tools Sales, Inc.                                                        Texas, United States
Abrasive & Tool Specialties Company                                                 Utah, United States
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                       PRINCIPAL SUBSIDIARIES (CONTINUED)

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                                                                                  Jurisdiction in Which
Name of Subsidiary                                                              Organized or Incorporated
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

Consolidated Subsidiaries of Kennametal Hertel AG
Kennametal Hertel Belgium S.A.                                                      Belgium
Kennametal Hertel EDG Limited                                                       England
Kennametal Hertel Limited                                                           England
Kennametal Hertel France S.A.                                                       France
Kennametal Hertel G.m.b.H.                                                          Germany
Kennametal Hertel Korea G.m.b.H.                                                    Germany
Rubig G.m.b.H. & Co. KG                                                             Germany
Kennametal Hertel S.p.A.                                                            Italy
Kennametal Hertel Nederland B.V.                                                    Netherlands
Nederlandse Hardmetaal Fabrieken B.V.                                               Netherlands
Kennametal Hertel Kesici Takimlar ve Sistemler Anonim Sirketi                       Turkey


Consolidated Subsidiaries of Greenfield Industries, Inc.
Greenfield Industries, Incorporated Canada                                          Canada
Cirbo Limited                                                                       England
Kemmer Hartmetallwerkzeuge G.m.b.H.                                                 Germany
Kemmer Prazision G.m.b.H.                                                           Germany
Hanita Metal Works, Ltd.                                                            Israel
Kemmer - Cirbo S.r.L.                                                               Italy
Cleveland Twist Drill de Mexico, S.A. de C.V.                                       Mexico
Herramientas Cleveland, S.A. de C.V.                                                Mexico
Greenfield Tools de Mexico, S.A. de C.V.                                            Mexico
Carbidie Corporation                                                                Delaware, United States
Kemmer International, Inc.                                                          Delaware, United States
Rogers Tool Works, Inc.                                                             Delaware, United States
TCM Europe, Inc.                                                                    Delaware, United States
Bassett Rotary Tool Company                                                         Indiana, United States
South Deerfield Industrial, Inc.                                                    Massachusetts, United States
Hanita Cutting Tools, Inc.                                                          New Jersey, United States
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